CANE CLARK LLP

Kyleen E. Cane*      Bryan R. Clark^     Chad Wiener+     Scott P. Doney~

                                                           3273 E. Warm Springs
                                                           Las Vegas, NV  89120

                                                      Telephone:   702-312-6255
                                                      Facsimile:   702-944-7100
                                                  Email:    kcane@caneclark.com


April 5, 2006

Globepan Resources, Inc.
6518 121st Street
Suite 5
Surrey, B.C V3W 1C4
Canada

Re:      Globepan Resources, Inc., Registration Statement on Form SB-2

Ladies and Gentlemen:

In review of the registration statement on Form SB-2 (the "Registration Statement") in connection with this opinion letter only, we have acted as counsel for Globepan Resources, Inc., a Nevada corporation (the "Company"). The Form SB-2 reviewed, was filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offering of 4,118,800 shares of the Company's common stock.

In rendering the opinion set forth below, we have reviewed: (a) the Registration Statement and the exhibits attached thereto dated February 9, 2006; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact, as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, we are of the opinion that the common stock to be sold by the selling shareholders is validly issued, fully paid and non-assessable. This opinion is based on Nevada general corporate law, which includes the statutory provisions, all applicable provision of the Nevada Constitution, and reported judicial decisions interpreting these laws.

Very truly yours,

CANE CLARK LLP


/s/ Kyleen E. Cane
-----------------------------
Kyleen E. Cane, Esq.




            *Licensed Nevada, California, Washington and Hawaii Bars;
                ^ Nevada, Colorado and District of Columbia Bars
               + Illinois, Nevada and Wisconsin State Bars ~Nevada

GLOBEPAN RESOURCES, INC.
MARCH 29, 2006
Page 2
--------------------------------------------------------------------------------

We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to all references to this Firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement.

Very truly yours,

CANE CLARK LLP


/s/ Kyleen E. Cane
-----------------------------
Kyleen E. Cane, Esq.